UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Director Resignations
On June 30, 2024, John W. Gildea and Mitchell I. Quain resigned from the Board of Directors (the “Board”) of Star Equity Holdings, Inc. (the “Company”) and all committees of the Board effective as of such date. Messrs. Gildea and Quain determined to resign from the Board in order to pursue other professional and business endeavors. The Board thanks both Mr. Gildea and Mr. Quain for their years of service to the Company and its stockholders.
(d) Director Elections
On July 1, 2024, the Board elected Jennifer Palmer, Todd Fruhbeis and Louis Parks to the Board, replacing Mitchell I. Quain and John W. Gildea. Ms. Palmer, Mr. Fruhbeis and Mr. Parks were also appointed to the Company’s Corporate Governance Committee, Compensation Committee, and Audit Committee.
Ms. Palmer is Founder and CEO of the JPalmer Collective and has over fifteen years of executive experience with Gerber Finance and eCapital Asset Based Lending.
Mr. Fruhbeis has over thirty years of capital markets and finance experience, including significant leadership positions with Bear Stearns and HSBC.
Mr. Parks is Managing Member, COO & CFO at Tyro Capital Management LLC, a New York-based equity hedge fund as well as a member of the board of directors at Reliability, Inc. and Sunroof Software, Inc. He has over 35 years of experience in investment management and equity capital markets including senior management roles at Raymond James & Associates, and CL King & Associates.
There are no arrangements or understandings between Ms. Palmer, Mr. Fruhbeis, and Mr. Parks and any other person pursuant to which Ms. Palmer, Mr. Fruhbeis, or Mr. Parks were elected as directors. Ms. Palmer, Mr. Fruhbeis and Mr. Parks have not participated in any transactions with the Company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.
As non-employee directors, Ms. Palmer, Mr. Fruhbeis, and Mr. Parks will participate in the Company’s standard compensation plan for non-employee directors, under which they will be eligible to receive non-employee director compensation consistent with that provided to other non-employee directors. In addition, in connection with their elections to the Board, Ms. Palmer, Mr. Fruhbeis, and Mr. Parks will enter into a standard form of indemnification agreement, a copy of which was previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015.
Subsequent to the foregoing elections and committee appointments, the composition of the committees of the Board is as follows:

Corporate Governance Committee:
Michael Cunnion
Jennifer Palmer
Todd Fruhbeis
Louis Parks

Compensation Committee:
John Sayward
Jennifer Palmer
Todd Fruhbeis
Louis Parks

Audit Committee:
John Sayward
Jennifer Palmer
Todd Fruhbeis
Louis Parks

Neither Mr. Eberwein, the Executive Chairman of the Board, nor Mr. Coleman, the Company’s Chief Executive Officer and a member of the Board, serve on any committees of the Board.

A copy of the press release announcing the appointment of Ms. Palmer, Mr. Fruhbeis, and Mr. Parks is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.
On July 1, 2024, the Company issued a press release announcing the election of Ms. Palmer, Mr. Fruhbeis and Mr. Parks to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated July 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     July 1, 2024